Exhibit 10.15 Bank Line of Credit Agreement between Registrant and U.S. National Bank of Oregon dated June 24, 1997.








April 9, 1997

C. Albert Koob
Chief Financial Officer
Art Fletcher
Treasurer and Director of Financial Planning
Summit Design, Inc.
9305 S.W. Gemini Drive
Beaverton, OR  97005-7158

Gentlemen:

I am pleased to advise you that United States National Bank of Oregon ("Bank") has approved the request of Summit Design, Inc. ("Summit"), for the following credit facilities, subject to the following terms and conditions:


                               OPERATING LINE OF CREDIT
                               ------------------------

BORROWER:           Summit Design, Inc.

PURPOSE:            General Corporate Purposes.

BORROWING LIMIT:    $1,000,000.00

GUARANTORS:         None

EXPIRY:             April 30, 1998.

RATE: Pricing will be based on United States National Bank of Oregon's Prime (1), or Inter Bank Offering Rate ("IBOR"), at the Borrower's option. Rate will be fully floating and computed on a 360-day year. The spread over the base rates will be determined quarterly by the Borrower's Total Liabilities/Tangible Net Worth ("D/TNW"), as expressed in the chart below.


----------------------------


(1) The interest rate charged to Borrower is tied to the Prime Rate of United States National Bank of Oregon, Borrower is advised that United States National Bank's Prime Rate is the rate of interest which the Bank from time to time identifies and publicly announces as its Prime Rate, and is not necessarily, for example the lowest rate of interest which the Bank collects from any borrower or group of borrowers.



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Summit Design, Inc.
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                 DEBT TO TANGIBLE NET WORTH IS DEFINED AS (TOTAL LIABILITIES
                 MINUS UNEARNED REVENUE) / (SHAREHOLDERS' EQUITY MINUS INTANGIBLES).

-------------------------------------------------------------------------
         DEBT/WORTH              PRIME PRICING         IBOR PRICING
       Greater than 0.50        Prime + 0.75%         IBOR + 300 bps
         .26 to .050            Prime + 0.50%*        IBOR + 275 bps
       Less than 0.26           Prime +   0%          IBOR + 225 bps
-------------------------------------------------------------------------

                          *  At 12/31/96 the D/TNW was 0.27:1.00.

                 IBOR Terms:

                 A) Minimum Amount of $500,000, increments of $100,000
                    thereafter.
                 B) Maturity and availability: Up to three months; may not
                    exceed Expiry.
                 C) Prepayment of IBOR Borrowings not permitted.
                 D) Notification: Two day notification prior to 12:00 noon on the day of notification.
                 E) Irrevocability:  Acceptance of a pricing commitment from the Bank will constitute an irrevocable agreement to borrow under the revolving line of credit.
                 F) Interest computed on the basis of a 360 day year and the number of days elapsed.

REPAYMENT TERMS: Interest shall be payable monthly on the 1st day of each month.
                 Principal shall be payable on the earlier of April 30, 1998, or demand by the Bank. Repayment of each advance received by Borrower under the line of credit is subject to the terms of the promissory note evidencing that advance, as well as all terms and conditions of this letter. In the event of any conflict between the two, the terms and conditions of the promissory note shall control.


FEES: UP-FRONT FEE: Initial up-front fee of 1/8 of 1% of the amount of the line of credit, due upon acceptance ($1,250).


                 COMMITMENT FEE: A 1/8 of 1% fee, annualized, on the unused portion of the line of credit, payable quarterly in arrears.


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Summit Design, Inc.
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COLLATERAL:      The revolving line of credit provides for a flexible collateral position according to the following matrix. The assets of the Borrower which are referenced below include a first lien position in all accounts, contract rights, chattel paper, general intangibles and inventory.


QUICK RATIO*     COLLATERAL

GREATER THAN
1.75:1.00        Unsecured with negative pledge agreement.

LESS THAN OR
EQUAL TO
1.75:1.00        UNSECURED WITH NEGATIVE PLEDGE, IF NOT BORROWING. If borrowing and the ratio falls in this category, the line of credit will be secured.

LESS THAN OR
EQUAL TO
1.25 : 1.00      UNSECURED WITH NEGATIVE PLEDGE, IF NOT BORROWING.  If
                 borrowing, line is secured and advances are margined at 75% of eligible A/R up to 120 days after date of invoice.

                 * QUICK RATIO IS DEFINED AS ((CASH + NET TRADE ACCOUNTS) / (CURRENT LIABILITIES - CURRENT PORTION OF UNEARNED REVENUE)).


DOCUMENTATION:   Execution of Notes, Loan Agreements, Security Agreements, UCC
                 Financing Statements and all other documentation required by the Bank in a form satisfactory to the Bank.


BORROWER WILL COMPLY WITH THE FOLLOWING QUARTERLY FINANCIAL COVENANTS:

                 1. TANGIBLE NET WORTH shall not be less then $10,000,000.
                    TANGIBLE NET WORTH IS DEFINED AS (SHAREHOLDER'S EQUITY -INTANGIBLES). NOTE: INTANGIBLES INCLUDE ALL CAPITALIZED SOFTWARE.

                 2. TOTAL LIABILITIES TO TANGIBLE NET WORTH  shall not exceed
                    .75 to 1.00. TOTAL LIABILITIES TO TANGIBLE NET WORTH IS DEFINED AS (TOTAL LIABILITIES MINUS DEFERRED REVENUE)/ (TANGIBLE NET WORTH).

                 Failure to maintain these covenants will be considered an event of default under the loan documents.

OTHER TERMS AND CONDITIONS:

                 1. Distribution in the form of dividends shall not exceed 25%
                    of net income, measured annually as of December 31.


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Summit Design, Inc.
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REPORTING REQUIREMENTS:

                   - Quarterly financial statements to be submitted within 45 days of quarter end.
                   - Annual CPA audited financial statements to be submitted
                     within 90 days of fiscal year end.
                   - If the Quick Ratio falls to 1.25:1.00 or below:  A
                     Borrower's Certificate will be submitted with each advance, and a Borrower's Certificate will accompany the monthly AR and AP agings.


ADVANCE STRUCTURE: Advances will be limited to the Borrowing Limit when the
                   Quick Ratio is greater than 1.25:1.00. When the quick ratio is less than or equal to 1.25: 1.00, advances will be limited to 75% of eligible accounts receivable to 120 days after the date of invoice.

                   Disbursements under the line of credit shall terminate on the earlier occurrence of the date indicated above as the Expiry Date or the date on which this Bank, in its sole discretion, determines that there has been a material adverse change in the financial condition or management of the Borrower, or determines that there has been any non-compliance with any term or condition stated herein. Non-compliance with the conditions and terms of this letter and all other loan documents will be considered as an event of default, entitling the Bank to all the default provisions as provided for in documents evidencing this line of credit.


OTHER: Under Oregon law, most agreements, promises and commitments made by lenders after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrower's residence must be in writing, express consideration and be signed by the lender to be enforceable.


If the above terms and conditions to extend this credit facility to Summit Design, Inc. are acceptable to you, please sign and return the Acknowledgment Copy of this letter on or before June 30, 1997.


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Summit Design, Inc.
4/9/97
Page 5


We are pleased to provide you this borrowing accommodation and look forward to serving your banking needs in the future.

Sincerely,




Daniel J. Hempy
Senior Vice President


BY OREGON STATUTE (ORS 41.580), THE FOLLOWING DISCLOSURE IS REQUIRED: UNDER OREGON LAW MOST AGREEMENTS PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSE OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND ACCEPTS THIS OFFER TO EXTEND CREDIT SUBJECT TO THE TERMS AND CONDITIONS STATED ABOVE.

SUMMIT DESIGN, INC.

BY: /s/ C. Albert Koob  Chief Financial Officer       6/18/97
    -------------------------------------------       -------
                               Title                    Date

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Summit Design, Inc.
4/9/97
Page 6








June 24, 1997

C. Albert Koob
Chief  Financial Officer
Art Fletcher
Treasurer and Director of Financial Planning
Summit Design, Inc.
9305 S.W. Gemini Drive
Beaverton, OR 97005-7158

Gentlemen:

Please find enclosed the " Alternative Rate Options Promissory Note" to complete the documentation necessary for Summit Design's Operating Line of Credit. Please sign where indicated and return to me.

If you have any questions or comments please call me or Dan Hempy, at 275-5172 or 275-5879, respectively.

We are pleased to provide you this borrowing accommodation and look forward to serving your banking needs in the future.

Sincerely,


Richard Glassman
Assistant Relationship Manager




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Page 7



THIS EXHIBIT IS ATTACHED TO AND MADE A PART OF THAT CERTAIN PROMISSORY NOTE FOR
    $1,000,000.00 DATED JUNE 23, 1997 FROM SUMMIT DESIGN, INC. TO US BANK.



                                     EXHIBIT "A"
                                PERFORMANCE PRICING:

Pricing to be based upon Borrower's ratio of debt to worth, at the Borrower's Option, as expressed in the following matrix. The spread over the base rates will be determined quarterly beginning
    September 30, 1997.

DEBT/WORTH                        PRIME PRICING                 IBOR PRICING
----------                        -------------                 ------------
-Greater than or equal to-0.51        Prime + 75%                       3.00%
0.26 to .050                      Prime + .50%                  2.75%
-Less than or equal to-0.25           Prime + 0.00%
                              2.25%

The initial Prime option is Prime + 0.50%. ;  Current IBOR Pricing is +2.75%

Debt to Tangible Net Worth is defined as ( Total Liabilities - Unearned
    Revenue)  /  (Shareholder's Equity - Intangibles).

Summit Design, Inc.


BY:  /s/ C. Albert Koob
     ------------------
     Authorized Officer







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4/9/97
Page 8

                               ALTERNATIVE RATE OPTIONS
                                   PROMISSORY NOTE
                                 (PRIME RATE, LIBOR)

$1,000,000.00                                         Dated as of: 06-23-97
-----------------------------------------------------              --------
Summit Design, Inc.                                        ("Borrower")
-----------------------------------------------------
U.S. BANK                                                   ("Lender")

1. TYPE OF CREDIT. This note is given to evidence Borrower's obligation to repay all sums which lender may from time to time advance to Borrower ("Advances") under a:
    / / single disbursement loan.  Amounts loaned to Borrower hereunder will be disbursed in a single Advance in the amount shown in
                Section 2.
    /x/ revolving line of credit.  No Advances shall be made Which create a maximum amount outstanding at any one time which exceeds the maximum amount shown in Section 2. However, Advances hereunder may be borrowed , repaid and reborrowed, and the aggregate Advances loaned hereunder from time to time may exceed such maximum amount.
    / / non-revolving line of credit.  Each Advance made from time to time hereunder shall reduce the maximum amount available shown in
                Section 2. Advances loaned hereunder which are repaid may not be reborrowed.

2. PRINCIPAL BALANCE. The unpaid Principal balance of all Advances outstanding under this note ("Principal Balance") at one time shall not exceed $ 1,000,000.00.
           ---------------

3. PROMISE TO PAY. For value received Borrower promises to pay Lender or order at OR COMMERCIAL LOAN SERVICING, 555 SW OAK, PL-7 PORTLAND, OR 97204, the Principal Balance of this note, with interest thereon at the rate(s) specified in Sections 4 and 11 below.

4. INTEREST RATE. The interest rate on the Principal Balance outstanding may vary from time to time pursuant to the provisions of this note. Subject to the provisions of this note, Borrower shall have the option from time to time of choosing to pay interest at the rate or rates and for the applicable periods of time based on the rate options provided herein; PROVIDED, however, that once Borrower notifies Lender of the rate option chosen in accordance with the provisions of this note, such notice shall be irrevocable. The rate options are the Prime Borrowing Rate and the LIBOR Borrowing Rate, each as defined herein.

    (a)  DEFINITIONS.  The following terms shall have the following meanings:

                 "Business Day" means any other day than a Saturday, Sunday, or other day that commercial banks in Portland, Oregon or New York City are authorized or required by law to close; provided, however that when used in connection with a LIBOR Rate, LIBOR Amount,

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Summit Design, Inc.
4/9/97
Page 9

or LIBOR Interest Period such term shall also exclude any day on which dealings in U.S. dollar deposits are not carried on in the London interbank market.

                 "LIBOR Amount" means each principal amount for which Borrower chooses to have the LIBOR Borrowing Rate apply for any specified LIBOR Interest Period.

                 "LIBOR Interest Period" means as to any LIBOR amount, a period of 1,2 OR 3 months commencing on the date the LIBOR Borrowing Rate becomes applicable thereto; PROVIDED, however, that: (I) the first day of each LIBOR Interest Period must be a Business Day; (ii) no LIBOR Interest Period shall be selected which would extend beyond EXPIRY; (iii) no LIBOR Interest Period shall extend beyond the date of any principal payment required under section 6 of this note, unless the sum of the Prime Rate Amount, plus LIBOR Amounts with LIBOR Interest Periods ending on or before the scheduled date of such principal payment, plus principal amounts remaining unborrowed under a line of credit, equals or exceeds the amount of such principal payment; (iv) any LIBOR Interest Payment which would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such LIBOR Interest Period into another calendar month, in which event the LIBOR Interest Period shall end on the immediately preceding Business Day; and (v) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of a calendar month.

                 "LIBOR Rate" means, for any LIBOR Interest Period, the rate per annum (computed on the basis of a 360-day year and the actual number of days elapsed and rounded upward to the nearest 1/16 of 1%) established by Lender as its LIBOR Rate, based on Lender's determination, on the basis of such factors as Lender deems relevant, of the rate of interest at which U.S. dollar deposits would be offered to U.S. Bank in the London interbank market at approximately 11 a.m. London time on the date which is two Business Days prior to the first day of such LIBOR Interest Period for delivery on the first day of such LIBOR Interest Period for the number of months therein; provided, however, that the LIBOR Rate shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks during each such LIBOR Interest Period as specified in Regulation D of the Board of Governors of the Federal Reserve System or any successor regulation.

"Prime Rate" means the rate of interest which Lender from time to time establishes as its prime rate and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrowers. When the Prime Rate is applicable under section 4 (b) or 11 (b), the interest rate hereunder shall be adjusted without notice effective on the day the Prime Rate changes, but in no event shall the rate of interest be higher than allowed by law.

"Prime Rate Amount" means any portion of the Principal Balance bearing interest at the Prime Borrowing Rate.

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    (b)  THE PRIME BORROWING RATE.

              (i) The Prime Borrowing Rate is a per annum rate equal to the Prime Rate plus SEE ATTACHED EXHIBIT "A" % per annum.
             (ii) Whenever Borrower desires to use the Prime Borrowing Rate option, Borrower shall give Lender notice orally or in writing in accordance with Section 15 of this note, which notice shall specify the requested effective date (which must be a Business Day) and principal amount of the Advance or increase in the Prime Rate Amount, and whether Borrower is requesting a new Advance under a line of credit or conversion of a LIBOR Amount to the Prime Borrowing Rate.
           (iii) Subject to Section 11 of this note, interest shall accrue on the unpaid Principal Balance at the Prime Borrowing Rate unless and except to the extent that the LIBOR Borrowing Rate is in effect.

    (c)  THE LIBOR BORROWING RATE.
             (i) The LIBOR Borrowing Rate is the LIBOR Rate plus SEE ATTACHED EXHIBIT "A" % per annum.

            (ii) Borrower may obtain LIBOR Borrowing Rate quotes from Lender between 8:00 a.m. and 10:00 a.m. ( Portland, Oregon time) on any Business Day. Borrower may request an Advance, conversion of any portion of the Prime Rate Amount to a LIBOR amount or a new LIBOR Interest Period for an existing LIBOR Amount, at such rate only by giving Lender notice in accordance with Section 4 ( c ) (iii) before 10:00 a.m. ( Portland, Oregon time) on such day.

           (iii) Whenever Borrower desires to use the LIBOR Borrowing Rate option, Borrower shall give Lender irrevocable notice ( either in writing or orally and promptly confirmed in writing) between 8:00a.m. and 10:00 a.m. (Portland, Oregon time) two (2) business days prior to the desired effective date of such rate. Any oral notice shall be given by, and any written notice or confirmation of an oral notice shall be signed by, the person (s) authorized in Section 15 of this note, and shall specify the requested effective date of the rate, LIBOR Interest Period and LIBOR Amount, and whether Borrower is requesting a new Advance at the LIBOR Borrowing Rate under a line of credit, conversion of all or any portion of the Prime Rate Amount to a LIBOR Amount, or a new LIBOR Interest Period for an outstanding LIBOR Amount. Notwithstanding any other term of this note, Borrower may elect the LIBOR Borrowing Rate in the minimum principal amount of $500,000.00 and in multiples of $100,000.00 above such amount; PROVIDED, however, that no more than N/A separate LIBOR Interest Periods may be in effect at any one time.

If at any time the LIBOR Rate is unascertainable or unavailable to Lender or if LIBOR Rate loans become unlawful, the option to select the LIBOR Borrowing Rate shall terminate immediately. If the LIBOR Borrowing Rate is in effect, (A) it shall terminate automatically with respect to all LIBOR Amounts (i) on the last day of each then applicable LIBOR Interest Period,

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Summit Design, Inc.
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Page 11



if Lender may lawfully continue to maintain such loans, or (ii) immediately if Lender may not lawfully continue to maintain such loans throuh such day, and
(B) subject to Section 11, the Prime Borrowing Rate automatically shall become effective as to such amounts upon such termination.

       (iv) If at any time after the date hereof (A) any revision in or adoption of any applicable law, rule, or regulation or in the interpretation or administration thereof (i) shall subject Lender or its Eurodollar lending office to any tax, duty, or other charge, or change the basis of taxation of payments to Lender with respect to any loans bearing interest based on the LIBOR Rate, or (ii) shall impose or modify any reserve, insurance, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by Lender or its Eurodollar lending office, or impose on Lender or its Eurodollar lending office any other condition affecting any such loans, and (B) the result of any of the forgoing is (i) to increase the cost to Lender of making or maintaining any such loans or (ii) to reduce the amount of any sum receivable under this note by Lender or its Eurodollar lending office, Borrower shall pay Lender within 15 days after demand by Lender such additional amount as will compensate Lender for such increased cost or reduction. The determination hereunder by Lender of such additional amount shall be conclusive in the absence of manifest error. If Lender demands compensation under this Section 4 (c) (v), Borrower may upon three (3) Business Days' notice to Lender pay the accrued interest on all LIBOR Amounts, together with any additional amounts payable under Section 4 (c)(vi). Subject to Section 11, upon Borrower's paying such accrued interest and additional costs, the Prime Borrowing Rate immediately shall be effective with respect to the unpaid principal balance of such LIBOR amounts.

       (v) Borrower shall pay to Lender, on demand, such amount as Lender reasonably determines (determined as though 100 % of the applicable LIBOR Amount had been funded in the London interbank market) is necessary to compensate Lender for any direct or indirect losses, expenses, liabilities, costs, expenses or reductions in yield to Lender, whether incurred in connection with liquidation or re-employment of funds or otherwise, incurred or sustained by Lender as a result of: (A) Any payment or prepayment of a LIBOR Amount, termination of the LIBOR Borrowing Rate or conversion of a LIBOR Amount to the Prime Borrowing Rate on a day other than the last day of the applicable LIBOR Interest Period (including as a result of acceleration or a notice persuant to Section 4 (c)(v)); or
              (B) Any failure of Borrower to borrow, continue or prepay any LIBOR Amount or to convert any portion of the Prime Rate Amount to a LIBOR Amount after Borrower has given notice thereof to Lender.

       (vi) If Borrower chooses the LIBOR Borrowing Rate, Borrower shall pay interest based on such rate, plus any other applicable taxes or charges hereunder, even though Lender may have obtained the funds loaned to Borrower from sources other than the London interbank market. Lender's determination of the

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Summit Design, Inc.
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              LIBOR Borrowing Rate and any such taxes or charges shall be conclusive in the absence of manifest error.

       (vii) Notwithstanding any other term of this note, Borrower may not select the LIBOR Borrowing Rate if an event of default hereunder has occurred and is continuing.

       (viii) Nothing contained in this note, including without limitation the determination of any LIBOR Interest Period or Lender's quotation of any LIBOR Borrowing Rate, shall be construed to prejudice Lender's right, if any, to decline to make any requested Advance or to require payment on demand.

5. COMPUTATION OF INTEREST . All interest under Section 4 and Section 11 will e computed at the applicable rate based on a 360-day year and applied to he actual number of days elapsed.

6.  PAYMENT SCHEDULE.
    (a)  PRINCIPAL. Principal shall be paid:
    /X/ on demand
    / / on demand. or if no demand, on______.
    / / on__________.
    / / subject to Section 8, in installments of / /____each, plus accrued interest, beginning on ____and on the same day of each ____ thereafter until ____ when the entire Principal Balance plus interest thereon shall be due and payable.

                            / /____each, including accrued interest, beginning
                       on____and on the same day of each____ thereafter until ____ when the entire Principal Balance plus interest thereon shall be due and payable.
/ /_________.
    (b)  INTEREST.
             (i)  Interest on the Prime Rate Amount shall be paid:
             /X/ on the first day of FEBRUARY, 1997 and on the same day of each MONTH. thereafter prior to maturity and at maturity.
             / /  at maturity.
                            / / at the time each principal installment is due
                                and at maturity.
                            / /______.
            (ii)  Interest on all LIBOR Amount shall be paid:

/X/  on the last day of the applicable LIBOR Interest Period, and if such LIBOR
                  Interest period is longer than three months, on the last day of each three month period occuring during such LIBOR Interest Period, and at maturity.
/X/  on the ____ day of _____ and on the same day of each ______ thereafter prior to maturity and at maturity.
/ /  at maturity.
/ /  at the time each principal installment is due and at maturity.
/ /  ______.

7.  PREPAYMENT.
        (a) Prepayments of all or any part of the Prime Rate Amount may be made at any time without penalty.

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Summit Design, Inc.
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    (b)  Except as otherwise specifically set forth herein, Borrower may not prepay all or any part of any LIBOR Amount , or terminate any LIBOR Borrowing Rate except on the last day of the applicable LIBOR Interest Period.
    (c) Principal prepayments will not postpone the date of or change the amount of any regularly scheduled payment. At the time of any principal prepayment, all accrued interest, fees, costs, and expenses shall also be paid.
8. CHANGE IN PAYMENT AMOUNT. Each time the interest rate on this note changes the holder of this note may, from time to time, in holder's sole discretion, increase or decrease the amount of each of the installments remaining unpaid at the time of such change in rate to an amount holder in its sole discretion deems necessary to continue amortizing the Principal Balance at the same rate established by the installment amounts specified in Section 6(a), whether or not a "balloon" payment may also be due upon maturity of this note. Holder shall notify the undersigned of each such change in writing. Whether or not the installment amount is increased under this Section 8, Borrower understands that, as a result of increases in the rate of interest the final payment due, whether or not a "balloon" payment, shall include the entire Principal Balance and interest thereon then outstanding, and may be substantially more than the installment specified in Section 6.
9. ALTERNATE PAYMENT DATE. Notwithstanding any other term of this note, if in any month there is no day on which a scheduled payment would otherwise be due (e.g. February 31), such payment shall be paid on the last banking day of that month.
10. PAYMENT BY AUTOMATIC DEBIT.
/ / Borrower hereby authorizes Lender to automatically deduct the amount of all principal and interest payments from account number _____ at _____. If there are insufficient funds in the account to pay the automatic deduction in full, Lender may allow the account to become overdrawn, or Lender may reverse the automatic deduction. Borrower will pay all the fees on the account which result from the automatic deductions, including any overdraft and non-sufficient funds charges. If for any reason Lender does not charge the account for a payment, or if an automatic payment is reversed, the payment is still due according to this note. If the account is a Money Market Account, the number of withdrawals from that account is limited as set out in the account agreement. Lender may cancel the automatic deduction at any time in its discretion.

Provided, however, if no account number is entered above, Borrower does not want to make payments by automatic debit.

11. DEFAULT.
(a) Without prejudice to any right of Lender to require payment on demand or to decline to make any requested Advance, each of the following shall be an event of default: ( i )Borrower fails to make any payment when due. (ii) Borrower fails to perform or comply with any term, covenant or obligation in this note or any agreement related to this note, or in any other agreement or loan Borrower has with Lender. (iii) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement,

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    in favor of any other creditor or person that may materially affect any of
    Borrower's property or Borrower's ability to repay this note or perform Borrower's obligations under this note or any related documents. (iv) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (v) Borrower dies, becomes insolvent, liquidates or dissolves, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (vi) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (vii) Any of the events described in this default section occurs with respect to any general partner in Borrower or any guarantor of this note, or any guaranty of Borrower's indebtedness to Lender ceases to be, or is asserted not to be, in full force and effect.
    (viii) There is any material adverse change in the financial condition or management of Borrower or Lender in good faith deems itself insecure with respect to the payment or performance of Borrower's obligations to Lender. If this note is payable on demand, the inclusion of specific events of default shall not prejudice Lender's right to require payment on demand or to decline to make any requested Advance.

(b) Without prejudice to any right of Lender to require payment on demand, upon the occurance of an event of default, Lender may declare the entire unpaid Principal Balance on this note and all accrued unpaid interest immediately due and payable, without notice. Upon default, including failure to pay upon final maturity, Lender at its option, may also, if permitted under applicable law, increase the interest rate on this note to a rate equal to the Prime Borrowing Rate plus 5%. The interest rate will not exceed the maximum rate permitted by applicable law. In addition, if any payment of principal or interest is 19 or more days past due, Borrower will be charged a late charge of 5% of the delinquent payment.

12. EVIDENCE OF PRICIPAL BALANCE; PAYMENT ON DEMAND. Holder's records shall, at any time, be conclusive evidence of the unpaid Principal Balance and interest owing on this note. Notwithstanding any other provisions of this note, in the event holder makes Advances hereunder which result in an unpaid Principal Balance on this note which at any time exceeds the maximum amount specified in Section 2, Borrower agrees that all such Advances, with interest, shall be payable on demand.

13. LINE OF CREDIT PROVISIONS. If the type of credit indicated in Section 1 is a revolving line of credit or a non-revolving line of credit, Borrower agrees that Lender is under no obligation and has not committed to make any Advances hereunder. Each Advance hereunder shall be made at the sole option of Lender.

14. DEMAND NOTE. If this note is payable on demand, Borrower acknowledges and agrees that (a) Lender is entitled to demand Borrower's immediate payment in full of all amounts owing hereunder and (b) neither anything to the contrary contained herein or in any other loan documents (including but not limited to, provisions relating to defaults, rights of cure, default rate of interest, installment payments, late charges, periodic review of Borrower's financial condition, and covenants) nor any act of Lender pursuant to any such provisions shall limit or

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    impair Lender's right or ability to require Borrower's payment in full of all amounts owing hereunder immediately upon Lender's demand.

15. REQUESTS FOR ADVANCES
    (a) Any Advance may be made or interest rate option selected upon the request of Borrower (if an individual), any of the undersigned (if Borrower consists of more than one individual), any person or persons authorized in subsection (b) of this Section 15, and any person or persons otherwise authorized to execute and deliver promissory notes to Lender on behalf of Borrower.
    (b) Borrower hereby authorizes any ____ of the following individuals to request Advances and to select interest rate options:______unless Lender is otherwise instructed in writing.
    (c) All Advances shall be disbursed by deposit directly to Borrower's account number ____at ____ brance of Lender, or by cashier's check issued to Borrower.
    (d) Borrower agrees that Lender shall have no obligation to verify the identity of any person making any request pursuant to this Section 15, and Borrower assumes all risks of the validiy and authorization of such requests. In consideration of Lender agreeing, at its sole discretion, to make Advances upon such requests, Borrower promises to pay holder, in accordance with the provisions of this note, the Principal Balanc together with interest thereon and other sums due hereunder, although any Advances may have been requested by a person or persons not authorized to do so.

16. PERIODIC REVIEW. Lender will review Borrower's credit accomodations periodically. At the time of the review, Borrower will furnish Lender with any additional information regarding Borrower's financial condition and business operations that Lender requests. This information may include but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets and forecasts. If upon review, Lender, in its sole discretion, determines that there has been a material adverse change in Borrower's financial condition, Borrower will be in default. Upon default, lender shall have all rights specified herein.

17. NOTICES.   Any notice hereunder may be given by ordinary mail, postage paid and addressed to Borrower at the last known address of Borrower as shown on holder's records. If Borrower consists of more than one person, notification of any said persons shall be complete notification of all.

18. ATTORNEY FEES. Whether or not litigation or arbitration is commenced, Borrower promises to pay all costs of collecting overdue amounts. Without limiting the foregoing , in the event that holder consults an attorney regarding the enforcement of any of its rights under this note or any ocument securing the same, or if this note is placed in the hands of an attorney for collection or if suit or litigation is brought to enforse this note or any document securing the same, Borrower promises to pay all costs thereof including such additional sums as the court or arbitrator(s) may adjudge reasonable as attorney fees, including without limitation, costs and attorney fees incurred in any appellate court, in any proceeding under the

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    bankruptcy code, or in any receivership and post-judgement attorney fees incurred in enforcing any judgement.

19. WAIVERS; CONSENT. Each party hereto, whether maker, co-maker, guarantor or otherwise, waives diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest and waives all defenses based on suretyship or impairment of collateral. Without notice to Borrower and without diminishing or affecting Lender's rights or Borrower's obligations hereunder, Lender may deal in any manner with any person who at any time is liable for, or provides any real or personal property collateral for, any indebtedness of Borrower to Lender, including the indebtedness evidenced by this note. Without limiting the foregoing, Lender may, in its sole discretion: (a) make secured or unsecured loans to Borrower and agree to any number of waivers, modifications, extensions and renewals of any length of such loans, including the loan evidenced by this note; (b) impair, release (with or without substitution of new collateral), fail to perfect a security interest in, fail to preserve the value of, fail to dispose of in accordance with applicable law, any collateral provided by any person; (c) sue, fail to sue, agree not to sue, release, and settle or compromise with, any person.

20. JOINT AND SEVERAL LIABILITY. All undertakings of the undersigned Borrowers are joint and several and are binding upon any marital community of which any of the undersigned are members. Holder's rights and remedies under this note shall be cumulative.

21. SEVERABILITY. If any term or provision of this note is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and this note shall be construed as if such illegal, invalid or unenforcable provision had not been contained herein.

22. ARBITRATION.
    (a) Either Lender or Borrower may require that all disputes, claims, counterclaims and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to this note or any transaction of which this note is a part ( the "Loan"), be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All claims will be subject to the statutes of limitation applicable if they were litigated. This provision is void if the Loan, at the time of the proposed submission to arbitration, is secured by real property located outside of Oregon or Washington, or if the effect of the arbitration procedure ( as opposed to any Claims of Borrower) would be to materially impair Lender's ability to realize on any collateral securing the Loan.
    (b) If arbitration occurs and each party's claim is less than $100,000, one neutral arbitrator will decide all issues; if any party's claim is $100,000 or more,three neutral arbitrators will decide all issues.
         All arbitrators will be active Oregon State Bar members in good standing. All arbitration hearings will be held in Portland, Oregon. In addition to all other powers, the arbitrator(s) shall have the exclusive right to

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         determine all issues of arbitrability.  Judgment on
         any arbitration award may be entered in any court with jurisdiction.
    (c) If either party institutes any judicial proceeding relating to the Loan, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) Setoff; (ii) self-help repossession; (iii) judicial or non-judicial foreclosure against real or personal property collateral;and (iv) provisional remedies, including injunction, appointment of receiver, attachement, claim and delivery and replevin.
23. GOVERNING LAW. This note shall be governed by and construed and enforced in accordance with the laws of the State of Oregon without regard to conflicts of law principles; PROVIDED, however, that to the extent that Lender has greater rights or remedies under Federal law, this provision shall not be deemed to deprive Lender of such rights and remedies as may be available under Federal law.

24. DISCLOSURE.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS
                  AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUCT BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

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EACH OF THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS
            DOCUMENT.

SUMMIT DESIGN, INC.
--------------------------------               --------------------------------
Borrower Name                                  Signature of Individual Borrower


 /s/  C. Albert Koob, Chief Financial Officer  --------------------------------
By                                    Title             Signature of Individual
                      Borrower


--------------------------------               --------------------------------
By                                    Title             Signature of Individual
                      Borrower



For valuable consideration, Lender agrees to the terms of the arbitration provision set forth in this note.

                                                   Lender
                      Name:__________________________
                             By:_________________________________
                             Title:______________________________
                                          Date